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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 18, 1997


                           CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)




         DELAWARE                      0-27314                  11-2994671
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State or Other Jurisdiction           Commission               (IRS Employer
    of Incorporation                 File Number            Identification No.)


565 Taxter Road, Elmsford, New York                         10523-5200
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(Address of Principal Executive Offices)                     Zip Code


Registrant's telephone number, including area code: (914) 592-6677




                      -----------------------------------
                         Former name or former address,
                          if changed since last report




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Item 5. Other Events.

        On July 18, 1997, the Director General of Fair Trading from the United Kingdom's Office of Fair Trading (the "OFT") issued "Non-Status Lending Guidelines for Lenders and Brokers" (the "Non-Status Guidelines") that are applicable to mortgage bankers like City Mortgage Corporation Limited, Cityscape Financial Corp.'s (Nasdaq: CTYS) (the "Company") indirect wholly-owned subsidiary in the United Kingdom that focus on lending to individuals who are unable or unwilling to obtain mortgage financing from conventional mortgage sources.

Background

        The Company's UK mortgage lending business is subject to regulations promulgated under the United Kingdom Consumer Credit Act 1974 (the "CCA") applicable to loans made to individuals or partnerships with principal balances of pound sterling 15,000 or less. The Director General of the OFT has the responsibility under the CCA for the granting of consumer credit licenses to mortgage lenders and for subsequent monitoring of their activities to ensure continued fitness to hold such licenses. In March 1997, the Company received a letter from the OFT stating that, when determining the fitness of licensees, the OFT will consider whether the licensee or its associates have engaged in business practices which appear to be inappropriate, regardless of their legality. The Company believes the letter was also sent to other lenders, as well as intermediaries and other entities involved directly or indirectly in the non-status lending market. The letter specifically sets forth certain practices deemed by the OFT to fall within such categories, including the appropriateness of standard/concessionary rate structures, as well as the calculation of prepayments using the Rule of 78s method. Following receipt of the letter, the Company commenced a review and evaluation of its practices with respect to each issue raised in the letter and entered into discussions with the OFT regarding its concerns raised in the letter.

New Non-Status Guidelines

        The new Non-Status Guidelines highlight some of the main practices that the OFT considers to be inappropriate, whether or not lawful. The OFT has stated that if lenders and/or brokers continue these practices, the OFT will take regulatory action against them. The majority of these practices are either
(i) not applicable to the Company's UK operations or (ii) practices in which the Company believes itself to be in compliance or easily able to modify its operations in order to comply with the new Non-Status Guidelines. In the new Non-Status Guidelines, however, the OFT has announced that (i) dual interest rate structures involving a large differential between the two interest rates are inappropriate and should be discontinued and (ii) the Rule of 78s method of calculating prepayments is inappropriate in the non-status lending market, should be
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discontinued at the earliest opportunity and should not be applied to existing loan agreements without some form of cap to ensure payments are not excessive. Furthermore, the new Non-Status Guidelines stress that lenders who wish to recoup administrative costs associated with defaults should do so in accordance with a published scale of charges and with respect to prepayments, charges for early redemption should do no more than cover the lender's unrecovered administrative and other costs incurred to the date of prepayment.

        Although the Company is still in the process of evaluating the new Non-Status Guidelines and cannot at this time predict the impact of conforming its operations to the Non-Status Guidelines, the Company believes that the concessionary/standard rate will be eliminated in its new loan programs and replaced with a single rate. The Company anticipates that the average single rate that the Company will charge will be higher than the average concessionary rate and lower than the average standard rate that the Company had charged previously. Based on prior discussions with the OFT, the Company had previously determined that it would discontinue originating loans that calculate prepayments using the Rule of 78s method in August 1997. In the future, the Company anticipates that it will calculate prepayments using alternative methods in accordance with the new Non-Status Guidelines. The Company plans to continue its discussions with the OFT regarding the effect of the new Non-Status Guidelines on the Company's existing loan agreements.

        The elimination of the concessionary/standard rate structure and Rule of 78s method could have a negative impact on profit margins for the Company's UK loans which could have a material adverse effect in future periods on the Company's results of operations and financial condition, especially if the Company is unsuccessful in its product-broadening efforts. In addition, there can be no assurance that discussions with the OFT regarding the new Non-Status Guidelines will not negatively affect the Company's rights relating to Rule of 78s calculations under its existing loan agreements or that the Company will not be required to revise the terms of such loan agreements. Such revisions, if they occur, could have a material adverse effect on the Company's results of operations and financial condition.

        Cityscape Financial Corp. is a consumer finance company that, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing mortgage loans in the United States and the United Kingdom, secured primarily by one- to four-family residences.

        Cityscape was founded in 1985 and is headquartered in Elmsford, New York with regional processing offices in California, Georgia, Illinois and Virginia.

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        Contact:  Robert C. Patent, EVP
                  Tim S. Ledwick, CFO
                  Cityscape Financial Corp.
                  (914) 592-6677


        This report on Form 8-K contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors.


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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CITYSCAPE FINANCIAL CORP.
                                              (Registrant)


                                        By:   /s/ Robert C. Patent
                                           -----------------------------------
                                        Name:   Robert C. Patent
                                        Title:  Executive Vice President


Dated:  July 23, 1997